POWER OF ATTORNEY


KNOW ALL BY THESE PRESENTS, the undersigned

hereby constitutes and appoints ANDREA M. FIKE, NANCY E. FRASER, and

CHARLES M. OSBORNE, the undersigned's true and lawful attorney-in-fact to:


1.	execute for and on behalf of the undersigned, in the
undersigned's
capacity as an officer and / or director of Fair Isaac
Corporation (the
"Company"), Forms 3, 4 and 5, including Form ID application and verification, in accordance with Section 16(a) of the Securities Exchange
Act of 1934, as amended, and the rules and regulations thereunder;


2.	do and perform any and all acts for and
on behalf of the undersigned
which may be necessary or desirable to
complete and execute any such Form
ID, Form 3, 4 or 5 and timely file
such form with the United States
Securities and Exchange Commission and
any stock exchange or similar
authority; and

3.	take any other
action of any type whatsoever in
connection with the foregoing which, in
the opinion of such
attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned
hereby grants to such
attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	This Power of
Attorney shall
remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

	IN WITNESS WHEREOF, the undersigned
has
caused the Power of Attorney to be executed as of this 28th day of March
2005.




/s/ A. George Battle